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                                                                   EXHIBIT 23(B)





                        CONSENT OF INDEPENDENT AUDITORS


We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-4 of SouthTrust Corporation of our report dated February 10, 1995 relating to the financial statements of Southern Bank Group, Inc., which appears in such Prospectus. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Prospectus. However, it should be noted that Price Waterhouse LLP has not prepared or certified such "Selected Financial Data."





/s/ PRICE WATERHOUSE LLP

Atlanta, Georgia
May 18, 1995